UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

The Carlyle Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.		20004-2505
(Address of Principal Executive Offices)		(Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, Pamela L. Bentley, Carlyle’s Corporate Controller, was promoted to Chief Accounting Officer of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., assuming this role from Curtis L. Buser, who continues to serve as Interim Chief Financial Officer. Ms. Bentley, 42, joined Carlyle as Corporate Controller in 2005. Prior to joining Carlyle, Ms. Bentley was a Vice President of Finance and Investor Relations at TNS, Inc. (formerly NYSE: TNS) from 2002 to 2005. Prior to TNS, Ms. Bentley was a Senior Manager at Arthur Andersen LLP in Washington, D.C. Ms. Bentley is a registered CPA and received her Bachelor of Business Administration from the University of Michigan, Ann Arbor.

As a senior Carlyle professional, Ms. Bentley makes investments in and alongside Carlyle investment funds as described in our Annual Report on Form 10-K for the year ended December 31, 2013. There is no family relationship between Ms. Bentley and any of the directors or executive officers of the general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

	By:	Carlyle Group Management L.L.C.,
its general partner

Date: June 3, 2014	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel